UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2013

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 3, 2013, AMAG Pharmaceuticals, Inc. (the “Company”), entered into Amendment No. 1 to the Commercial Supply Agreement (the “SAFC Amendment”) between the Company and Sigma-Aldrich, Inc. (“SAFC”), which amends the Commercial Supply Agreement with SAFC, dated August 29, 2012, to, among other things, provide for the additional manufacture of the active pharmaceutical ingredient and drug product intermediate for Feraheme® (ferumoxytol) Injection (“Feraheme/Rienso”) to meet the Company’s worldwide supply requirements of Feraheme/Rienso. The SAFC Amendment also provides for certain minimum purchase commitments by the Company for the manufacture of Feraheme/Rienso for worldwide commercial sale by the Company and Takeda Pharma A/S (“Takeda”), subject to certain conditions.

The SAFC Amendment provides pricing terms beginning on a certain date in the future, which are based on the amount of product produced by SAFC for the Company and Takeda in a given calendar year. If SAFC is unable to offer these agreed-upon prices, the Company may terminate its minimum purchase commitments. In addition, if SAFC is unable to meet the Company’s actual demand requirements other than due to the acts, omissions or default of the Company, the Company’s minimum purchase commitment will be suspended for such period.  Further, if after a certain date in the future, SAFC is unable to match a bona fide offer from a third party to manufacture and supply product to the Company on better terms than provided by SAFC pursuant to the Commercial Supply Agreement (as amended), then a reduced minimum purchase commitment will apply.

The SAFC Amendment extends the initial term of the Commercial Supply Agreement to December 31, 2020 (which term will be automatically renewed for additional two year periods, unless cancelled by the Company or SAFC within an agreed-upon notice period).  The SAFC Amendment provides the Company with the right to terminate the Commercial Supply Agreement (as amended) and any purchase orders under certain conditions and subject to certain notice requirements. The SAFC Amendment also specifies cost-sharing arrangements relating to future process changes or capital improvements to the manufacturing process for Feraheme/Rienso under the Commercial Supply Agreement (as amended).

The foregoing description of the SAFC Amendment is qualified in its entirety by reference to the available text of the SAFC Amendment, a redacted copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2013 (or as an exhibit to an earlier filing), and the Commercial Supply Agreement, previously filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Scott B. Townsend
General Counsel and Senior Vice President of Legal Affairs

Date: October 4, 2013